UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 10, 2014

CROCS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-51754	20-2164234
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

7477 East Dry Creek Parkway Niwot, Colorado	80503
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 848-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.                                        Submission of Matters to a Vote of Security Holders.

The 2014 Annual Meeting of Stockholders of Crocs, Inc. was held on June 10, 2014 in Boulder, Colorado.  The results of the matters submitted to a vote of the stockholders at the meeting were as follows:

(a)   The nominees for election as Class III directors to serve until the annual meeting of stockholders to be held in 2017 and thereafter until their successors are duly elected and qualified, were elected based upon the following votes:

Name of Nominee	Votes For	Votes Withheld	Broker Non-Votes
Thomas J. Smach	81,215,266	379,080	9,882,320
Prakash A. Melwani	81,215,559	378,787	9,882,320

(b)   The proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2014 was approved based on the following votes:

Votes For	Votes Against	Votes Abstaining
76,976,341	746,817	13,753,508

(c)    The proposal regarding the advisory vote to approve the compensation of the Company’s named executive officers was approved based on the following votes:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
79,410,321	2,097,000	87,025	9,882,320

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROCS, INC.

Date: June 12, 2014	By:	/s/ Daniel J. Hart
Daniel J. Hart
Executive Vice President, Chief Legal and Administrative Officer